                                                                    EXHIBIT 99.1
                                                                    NEWS RELEASE

[DELPHAX LOGO]                                        FOR IMMEDIATE DISTRIBUTION

                        DELPHAX TECHNOLOGIES INC. REPORTS
                            PROFITABLE FIRST QUARTER

--------------------------------------------------------------------------------

MINNEAPOLIS, FEBRUARY 17, 2004 -- Delphax Technologies Inc. (Nasdaq:DLPX) today reported sales of $14.2 million for its first fiscal quarter ended December 31, 2003, a decrease of 8 percent from $15.5 million for the same period a year ago. However, improved gross margins based on the sales mix, lower selling, general and administrative expenses this year, and the absence of the $1.2 million restructuring charge taken last year, resulted in first-quarter operating income of $707,000 this year compared to an operating loss of $861,000 for last year's first quarter.

First-quarter net income this year was $360,000, or $0.06 per share, in contrast to a net loss of $1.1 million, or $0.18 per share, for the first quarter last year. The quarter's net income was reduced by an income tax expense of $75,000 on profitable European operations.

"We are pleased with our achievement of positive earnings despite the difficult market environment that continues to plague the global printing equipment industry," said Jay Herman, chairman and chief executive officer. "Delphax has established a base of service-related revenue that offsets much of the current weakness in equipment sales, and our margin improvement and expense reduction reflect the consolidation and streamlining of our operations implemented over the past year."

Rising service-related revenues - revenues from maintenance, spares and supplies
- generated by increased usage of the new CR Series and by the company's OEM business partially offset a decline in usage of the company's installed base of check-printing equipment, with total service-related revenues decreasing slightly to $12.1 million in this year's first quarter from last year's $12.3 million. First quarter sales of printing equipment were $2.1 million, versus $3.2 million for the same period a year ago.

Equipment sales were up sequentially from the fourth quarter of fiscal 2003 and included additional sales of the company's new ultra-high-speed CR1300, the world's fastest commercial roll-fed digital press.

"We're pleased to report the sale of two CR1300 presses to Graphic Inline, a leader in the direct mail industry based in the United Kingdom," Herman said. "We now have three CR Series presses installed in the United Kingdom, raising our total in Europe to six. On the check-printing side of our business, we sold a second high-speed Imaggia system to Liberty Enterprises."

First-quarter R&D expenditures rose 12 percent from a year earlier as the company prepared for the previously announced introduction of the next generation in the CR Series this spring.

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          CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY
      12500 Whitewater Drive - Minnetonka, MN 55343 - Phone: 952-939-9000 -
                  Fax: 952-939-1151 - Website: www.delphax.com

                                                                    NEWS RELEASE

[DELPHAX LOGO]                                        FOR IMMEDIATE DISTRIBUTION

Delphax Technologies Inc. will discuss its first quarter results in a conference call for investors and analysts on February 17, 2004, at 10 a.m. central time. To participate in the conference call, please call 1-800-240-7305 shortly before 10 a.m. central time and ask for the DELPHAX conference call. To listen to a taped replay of the conference, call 1-800-405-2236 and enter the pass code 569275#. The replay will be available beginning at noon on February 17, 20043 and will remain active until noon on March 2, 2004.

ABOUT DELPHAX TECHNOLOGIES INC.

Delphax Technologies Inc. is a global leader in the design, manufacture and delivery of advanced digital print production systems based on its patented electron-beam imaging (EBI) technology. Delphax digital presses deliver industry-leading throughput for both roll-fed and cut-sheet printing environments. These flagship products are extremely versatile, providing unparalleled capabilities in handling a wide range of substrates from ultra lightweight paper to heavy stock. Delphax provides digital printing solutions to publishers, direct mailers and other printers that require systems capable of supporting a wide range of commercial printing applications. The company also licenses and manufactures EBI technology for OEM partners that create differentiated product solutions for additional markets. There are currently over 4,000 installations using Delphax EBI technology in more than 60 countries worldwide. Headquartered in Minneapolis, with subsidiary offices in Canada, the United Kingdom and France, the company's common stock is publicly traded on the National Market tier of the Nasdaq Stock Market under the symbol: DLPX. Additional information is available on the company's website at www.delphax.com.

Statements made in this news release concerning the company's or management's expectation about future results or events are "forward-looking statements." Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary materially from stated expectations. Additional information concerning the factors that could cause actual results to differ materially from the company's current expectations is contained in the company's periodic filings with the Securities and Exchange Commission.

INVESTOR CONTACTS:
Rob Barniskis                                Tom Langenfeld
Chief Financial Officer                      BlueFire Partners, Inc.
Delphax Technologies Inc.                    (for Delphax Technologies Inc.)
(952) 939-9000                               (612) 344-1000
investor@delphax.com                         langenfeld@bluefirepartners.com

                           MORE - FINANCIALS FOLLOW...

           CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY
      12500 Whitewater Drive - Minnetonka, MN 55343 - Phone: 952-939-9000 -
                  Fax: 952-939-1151 - Website: www.delphax.com

                                                                    NEWS RELEASE

[DELPHAX LOGO]                                        FOR IMMEDIATE DISTRIBUTION

                            DELPHAX TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)

                                                         Three Months Ended
                                                             December 31,
                                                         2003             2002
                                                      ----------     ----------
Sales:
      Maintenance, spares and supplies                $   12,124     $   12,261
      Printing equipment                                   2,119          3,214
                                                      ----------     ----------

NET SALES                                                 14,243         15,475

Cost of sales                                              6,711          7,816
                                                      ----------     ----------

GROSS MARGIN                                               7,532          7,659

Operating expenses:
      Selling, general and administrative                  5,570          6,219
      Research and development                             1,255          1,116
      Restructuring costs                                     --          1,185
                                                      ----------     ----------
          Total operating expenses                         6,825          8,520
                                                      ----------     ----------

OPERATING INCOME (LOSS)                                      707           (861)

Net interest expense                                         195            216
Foreign currency exchange loss                                77             61
                                                      ----------     ----------

INCOME (LOSS) BEFORE INCOME TAXES                            435         (1,138)

Income tax expense                                            75             --
                                                      ----------     ----------

NET INCOME (LOSS)                                     $      360     $   (1,138)
                                                      ==========     ==========

Basic and diluted earnings (loss)
   per common share                                   $     0.06     $    (0.18)

Weighted average common shares outstanding:
Basic                                                      6,215          6,176
Diluted                                                    6,264          6,176

                                    MORE...

           CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY
      12500 Whitewater Drive - Minnetonka, MN 55343 - Phone: 952-939-9000 -
                  Fax: 952-939-1151 - Website: www.delphax.com

                                                                    NEWS RELEASE

[DELPHAX LOGO]                                        FOR IMMEDIATE DISTRIBUTION

                            DELPHAX TECHNOLOGIES INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)
                                   (Unaudited)

                                               December 31,     September 30,
                                                  2003              2003
                                               ------------     ------------
ASSETS
Cash, cash equivalents
   and short-term investments                  $      2,096     $      2,711

Accounts receivable - net                            10,814           11,038

Inventories                                          18,366           17,859

Other current assets                                  1,778            1,389
                                               ------------     ------------
       Total current assets                          33,054           32,997

Long-term assets                                        634              614

Fixed assets - net                                    3,139            3,461
                                               ------------     ------------
Total Assets                                   $     36,827     $     37,072
                                               ============     ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses          $      8,703     $      7,704

Bank credit facility                                 11,900           13,900
                                               ------------     ------------
       Total current liabilities                     20,603           21,604

Long long-term liabilities                              616              648
                                               ------------     ------------
       Total liabilities                             21,219           22,252

Shareholders' equity                                 15,608           14,820
                                               ------------     ------------
Total Liabilities and Shareholders' Equity     $     36,827     $     37,072
                                               ============     ============

                                     MORE...


           CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY
      12500 Whitewater Drive - Minnetonka, MN 55343 - Phone: 952-939-9000 -
                  Fax: 952-939-1151 - Website: www.delphax.com

                                                                    NEWS RELEASE

[DELPHAX LOGO]                                        FOR IMMEDIATE DISTRIBUTION

                            DELPHAX TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)
                                   (Unaudited)

                                                              Three Months Ended
                                                        ------------------------------
                                                        December 31,      December 31,
                                                            2003              2002
                                                        ------------      ------------
OPERATING ACTIVITIES
Net income (loss)                                       $        360      $     (1,138)
Adjustments to reconcile net income (loss)
   to net cash provided by operating activities:
         Depreciation and amortization                           361               461
         Loss on disposal of equipment and fixtures              137                 0
         Other                                                  (211)               19
   Changes in operating items:
         Accounts receivable - net                               462              (930)
         Inventory                                               (72)            1,673
         Other assets - net                                     (374)              346
         Accounts payable and accrued expenses                   745               752
         Deferred revenue                                        105               588
                                                        ------------      ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                      1,513             1,771

INVESTING ACTIVITIES
Purchase of equipment and fixtures                              (172)              (80)
Proceeds from sale of short-term investments                      43                 0
                                                        ------------      ------------
NET CASH USED IN INVESTING ACTIVITIES                           (129)              (80)

FINANCING ACTIVITIES
Repayment on bank credit facility-net                         (2,000)           (1,530)
Principal payments on capital lease obligations                  (10)               (8)
                                                        ------------      ------------
NET CASH USED IN FINANCING ACTIVITIES                         (2,010)           (1,538)

EFFECT OF EXCHANGE RATE CHANGES ON CASH                           52                17
                                                        ------------      ------------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                (574)              170

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                 2,670             1,718
                                                        ------------      ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                $      2,096      $      1,888
                                                        ============      ============

                                      # # #

           CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY
      12500 Whitewater Drive - Minnetonka, MN 55343 - Phone: 952-939-9000 -
                  Fax: 952-939-1151 - Website: www.delphax.com